EXHIBIT 10.5

CHANGE IN TERMS AGREEMENT	Nexity Bank
3500 Blue Lake Drive, Suite 330
Birmingham, Alabama 35243
(877) 738-6391

	ORIGINAL PRINCIPAL	CURRENT PRINCIPAL	ORIGINAL AGREEMENT	AGREEMENT CHANGE
LOAN NUMBER	BALANCE	BALANCE	DATE	DATE
3000003378	$750,000.00	$1,750,000.00	September 18, 2007	January 29, 2008
DESCRIPTION OF THE EXISTING DEBT (“Existing Debt”)
Change In Terms Agreement in the amount of $750,000.00 dated September 18, 2007.
BORROWER INFORMATION
HFHC Group, LLC d/b/a F/K/A Home Federal Savings Bank
4405 Mundy Mill Road
Oakwood, GA 30566
BORROWER. The term “Borrower” means each party identified above.
LENDER. The term “Lender” means Nexity Bank whose address is 3500 Blue Lake Drive, Suite 330, Birmingham, Alabama 35243, its successors and assigns.
TERMS AND PROVISIONS. In consideration of the promises contained in this Agreement and in the instruments evidencing the Existing Debt, and of other good and valuable consideration, the sufficiency of which is acknowledged by the execution of this Agreement, Borrower agrees to the following provisions:
1.	The instrument evidencing the Existing Debt is modified and supplemented as follows:

To increase loan #3000003378 by an additional $1,000,000.00. The maturity date will be June 6, 2008. All other terms and conditions of the original Promissory Note will remain the same.

2.	Ratification and Continued Validity. Except for the terms expressly modified by this Agreement, by signing this Agreement Borrower acknowledges that Borrower is still bound by the terms of the instruments and prior modifications, extensions, and supplements evidencing the Existing Debt as if they were fully set forth and repeated in this Agreement and that those terms will continue to bind Borrower as provided in this Agreement and those instruments. Lender’s consent to this Agreement does not waive the right to strictly enforce Lender’s rights under this Agreement or the instruments evidencing the Existing Debt. Lender’s consent to this Agreement does not mean that Lender must enter into another agreement like this one in the future. Lender and Borrower intend that this Agreement does not replace the Existing Debt but restates it as modified.

3.	Others Responsible for the Debt. Lender and Borrower intend that anyone else who is liable for the Existing Debt, including, without limitation, cosigners, guarantors, and coborrowers, are not relieved of any obligation except as expressly relieved in this Agreement or other writing. Borrower agrees that the liability of each person who signed the instruments evidencing the Existing Debt, whether primary or secondary, continues in full force and effect, even if that person does not sign this Agreement. This promise applies not only to this Agreement but also to any extension, modification, or other agreement Borrower makes with Lender that represents a debt which includes cosigners, guarantors, coborrowers, and others having similar liability. Borrower understands that this Agreement is contingent on the continued liability of each person who signed the documents evidencing the Existing Debt, whether or not that person signs this Agreement.

4.	Pronouns and Gender. In this Agreement, whenever the circumstances or the context so requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa.

5.	Miscellaneous Terms. The Borrower agrees that if Lender delays or forgoes enforcing Lender’s rights under this Agreement in any particular instance, Lender retains the right to strictly enforce the same provision in any other instance, or later in the same instance. Every person signing this Agreement waives, to the extent allowed by law, presentment, demand, protest, and notice of dishonor. Every person signing this Agreement agrees that Lender may renew, extend, supplement, or otherwise modify the debt represented by this Agreement and the documents evidencing the Existing Debt without the permission of any other person who is liable, and such modification will not release or reduce the liability of any party, even if that party does not sign this Agreement.
ORAL AGREEMENT DISCLAIMER. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

By signing this Change In Terms Agreement, each Borrower acknowledges reading, understanding, and agreeing to all its provisions, and receiving a copy.

HFHC Group, LLC d/b/a F/K/A Home Federal Savings Bank

/s/ Alfred J. Couch	1/29/2008

By: Alfred J. Couch	Date
Its: President/CEO
By signing this Change In Terms Agreement, Lender acknowledges reading, understanding, and agreeing to all its provisions.

Nexity Bank

/s/ Jack Gardner	1/29/08

By: Jack Gardner	Date
Its: SVP

/s/ Teresa Sexton
My Commission Expires
December 4, 2010